Exhibit 99.3

CELERIT CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

WITH

INDEPENDENT AUDITOR’S REPORT

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Celerit Corporation

Opinion

We have audited the consolidated financial statements of Celerit Corporation and its subsidiary (the Company), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of income, changes in stockholder’s equity (deficit) and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/S/ HOGANTAYLOR LLP

Little Rock, Arkansas

June 14, 2022

CELERIT CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash	$30,845	$813,715
Accounts receivable	1,254,076	770,398
Unbilled revenue	124,943	135,360
Due from affiliates	523,495	823,433
Prepaid expenses and other current assets	166,878	105,802

Total current assets	2,100,237	2,648,708

Due from affiliates	-	198,000
Advances to stockholder	191	293,811
Other	12,429	13,282

Total assets	$2,112,857	$3,153,801

Liabilities and Stockholder’s Equity (Deficit)
Current liabilities:
Accounts payable	$16,606	$42,986
Accrued liabilities	495,790	380,380
Current maturity of note payable to stockholder	276,136	1,948,803

Total current liabilities	788,532	2,372,169

Note payable to stockholder, less current maturity	457,797	-
Paycheck Protection Program note payable	-	1,266,200

Total liabilities	1,246,329	3,638,369

Stockholder’s equity (deficit):
Common stock, $10 par value; 1,000 shares authorized; 100 shares issued and outstanding	1,000	1,000
Retained earnings (deficit)	865,528	(485,568)

Total stockholder’s equity (deficit)	866,528	(484,568)

Total liabilities and stockholder’s equity (deficit)	$2,112,857	$3,153,801

The accompanying footnotes are an integral part of these consolidated financial statements

CELERIT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended	Year ended
	December 31,	December 31,
	2021	2020
Revenue	$11,229,564	$9,747,944

Cost of revenue	6,637,941	5,390,175

Gross profit	4,591,623	4,357,769

Selling, general and administrative expenses	2,445,072	2,182,533

Income from operations	2,146,551	2,175,236

Other income (expense)
Interest income	1,195	10,300
Interest expense	(82,581)	(119,020)
Paycheck Protection Program gain on loan forgiveness	1,078,218	-
Other	9,444	36,901

Other income (expense), net	1,006,276	(71,819)

Net income	$3,152,827	$2,103,417

The accompanying footnotes are an integral part of these consolidated financial statements

CELERIT CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

			Retained
	Common Stock		Earnings
	Shares	Amount	(Deficit)	Total
Balance, December 31, 2019	100	1,000	(540,574)	(539,574)

Net income	-	-	2,103,417	2,103,417

Distributions	-	-	(2,048,411)	(2,048,411)

Balance, December 31, 2020	100	$1,000	$(485,568)	$(484,568)

Net income	-	-	3,152,827	3,152,827

Distributions	-	-	(1,801,731)	(1,801,731)

Balance, December 31, 2021	100	$1,000	$865,528	$866,528

The accompanying footnotes are an integral part of these consolidated financial statements

CELERIT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended	Year ended
	December 31,	December 31,
	2021	2020
Cash Flows from Operating Activities
Net income	$3,152,827	$2,103,417
Adjustments to reconcile net income to net cash provided by operating activities:
Paycheck Protection Program gain on loan forgiveness	(1,078,218)	-
Changes in operating assets and liabilities:
Accounts receivable	(483,678)	7,203
Unbilled revenue	10,417	(84,409)
Prepaid expenses and other current assets	(60,223)	(39,716)
Due from affiliates	(431,026)	(78,507)
Accounts payable and accrued liabilities	99,048	92,782

Net cash provided by operating activities	1,209,147	2,000,770

Cash Flows from Financing Activities
Advances to stockholder, net	-	(241,012)
Net payments on note payable to stockholder	(190,286)	(593,726)
Proceeds from Paycheck Protection Program Loan	-	1,266,200
Stockholder distributions	(1,801,731)	(2,048,411)

Net cash used in financing activities	(1,992,017)	(1,616,949)

Net change in cash	(782,870)	383,821

Cash, beginning of year	813,715	429,894

Cash, end of year	$30,845	$813,715

Supplemental Cash Flow Information
Cash paid for interest	$81,462	$102,838

Noncash Investing and Financing Activity
Related party receivables offset against stockholder note payable	$1,024,584	$-

The accompanying footnotes are an integral part of these consolidated financial statements

Celerit Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 1 – Summary of Significant Accounting Policies

Description of operations

Celerit Corporation (Celerit) was incorporated in the state of Arkansas on December 31, 1992. Celerit is headquartered in Little Rock, Arkansas, and provides services to various customers across the United States. The services provided by Celerit include, but are not limited to, application and systems programming, information technology development, business analysis, and project management through the placement of qualified individuals or entities with the customer as resources to conduct the services.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Celerit and its wholly-owned subsidiary, Celerit Technologies (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Concentrations of credit risk

The Company maintains cash deposits which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash and that its policies are adequate to minimize potential credit risks.

Accounts receivable

The Company extends credit to its customers in the normal course of business. The Company performs ongoing credit evaluations and generally does not require collateral. The Company uses the allowance method to estimate for uncollectible receivables and maintains reserves, when necessary, for potential credit losses. An allowance for doubtful accounts, when necessary, is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of an invoice. Accounts more than 120 days past due are considered delinquent and are written off after all collection attempts have been exhausted. Management determined that an allowance for doubtful accounts was not necessary at December 31, 2021 or 2020.

Revenue recognition

The Company’s revenue is primarily comprised of service agreements, where the Company enters into a contract with a banking institution to provide professional services. The contract may be fixed or variable, and the variable rate is based on the number of hours worked under the contract. The Company’s fixed rate contracts typically include a base range of hours, where the Company or the customer incurs charges if the hours worked are less than or exceed the agreed upon range, respectively.

The Company accounts for a contract with a customer when it has written approval, the contract is committed, the rights of the parties, including payment terms, are identified, the contract has commercial substance and consideration is probable of collection. Binding contracts or agreements with customers together with agreement to the Company’s terms and conditions are considered the contract with a customer. The Company considers collection of the contract to be probable at the onset of the arrangement.

A performance obligation is a promise in a contract to transfer a distinct service, or a bundle of services, to the customer, and is the unit of accounting under Accounting Standards Codification (ASC) Topic 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue as the performance obligation is satisfied by transferring control of a promised service to a customer in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. A customer obtains control of a service if it has the ability to direct the use of, and obtain substantially all of, the remaining benefits from that service.

The Company believes that each service agreement entered into constitutes a single performance obligation for the purposes of revenue recognition under ASC 606. The Company recognizes revenue as services are provided based on the number of hours worked and the consideration that the Company expects to receive in a contract with a customer, which is based on the rate established in the contract agreement. The Company believes this method best depicts the pattern of the satisfaction of its performance obligation.

The timing of revenue recognition from contracts with customers results in contract assets. Generally, billing occurs subsequent to revenue recognition, resulting in the recording of a contract asset. The amount recorded for contract assets is recorded as unbilled revenue on the consolidated balance sheets.

Significant judgments:

●	Principal versus agent considerations – Judgment is applied to determine whether the Company is the principal or the agent by evaluating whether the Company has control of the service prior to it being transferred to the customer. The principal versus agent assessment is performed at the performance obligation level. Indicators that the Company considers in determining if it has control include whether the Company is ultimately responsible for fulfilling the promise to provide the specific service to the customer, and the Company has discretion in establishing the price the customer ultimately pays for the service. The Company is the principal for sales of all services and recognizes the revenue on a gross basis.

Practical expedients and accounting policy elections:

●	Incremental costs of obtaining and fulfilling a contract – These costs are included in selling, general and administrative expenses as the amortization period is generally one year or less. The Company expenses costs associated with obtaining and fulfilling contracts as incurred.

●	Significant financing components – The Company has elected not to adjust the promised amount of consideration for the effects of a significant financing component as the Company expects, at contract inception, that the period between when the entity transfers a promised service to a customer and when the customer pays for that service will generally be one year or less.

●	Sales tax and other related taxes – Taxes collected from customers and remitted to governmental authorities are not included in revenue.

Advertising

Advertising costs, which are expensed as incurred, were approximately $1,000 and $7,000 for the years ended December 31, 2021 and 2020, respectively, and are included in selling, general and administrative expenses on the accompanying consolidated statements of income.

Income taxes

The Company has elected to be treated as an S corporation for federal and state income tax purposes and files consolidated federal and state tax returns. Accordingly, all income or loss is included in the stockholder’s taxable income for federal and state income tax purposes, and no provision for income taxes has been made in the accompanying consolidated financial statements.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncement

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income. The new standard is effective for fiscal years beginning after December 15, 2021. A modified retrospective transition approach is required for lessees with capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of adopting this new standard on its consolidated financial statements.

Note 2 – Operating Leases

The Company leases its office facilities and real estate in Little Rock, Arkansas, under noncancelable operating lease agreements from CRE Holdings, LLC, which is an affiliate through common ownership. These leases have monthly payments ranging from $6,500 to $16,000 with expirations ranging from December 2022 to December 2023. At December 31, 2021, the aggregate future lease payments under these lease arrangements are as follows:

2022	$270,000
2023	192,000
Total	$462,000

Total expenses incurred under these agreements during the years ended December 31, 2021 and 2020, are included in selling, general and administrative expenses in the accompanying consolidated statements of income. Rent expense to this related entity was $270,000 during each of the years ended December 31, 2021 and 2020.

Note 3 – Paycheck Protection Program Note Payable

As a response to the COVID-19 outbreak, the U.S. government enacted relief legislation. Certain legislation under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) authorized emergency loans to businesses by establishing, and providing funding for, forgivable loans under the Paycheck Protection Program (PPP).

On April 16, 2020, the Company executed a note payable in the amount of $1,266,200 to a financial institution under the PPP administered by the Small Business Administration (SBA). PPP loans and accrued interest are forgivable as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels during the covered period. The Company’s PPP loan required monthly payments of $71,193, had an interest rate of 1% and was set to mature in April 2022.

On February 10, 2021, the SBA notified the Company that its PPP loan had been forgiven and no repayment was due. As the PPP loan was forgiven, the loan proceeds of $1,266,200 and accrued interest of $10,018 are recorded in other income on the accompanying consolidated statements of income for the year ended December 31, 2021. The amount the Company recognized as a gain, is offset by the $198,000 it forgave related to its advance to Celerit Solutions Corporation, see Note 6.

Note 4 – Note Payable to Stockholder

The Company executed an unsecured promissory note payable to the stockholder during 2014 with an original principal amount of $3,357,042. The note payable bore interest at 4.25% annually, required monthly payments of principal and interest of $49,541, and was set to mature on July 7, 2021.

On July 7, 2021, the note payable to the stockholder was refinanced with an original principal amount of $1,821,824. The note payable bears interest at 4.25% annually, requires monthly payments of principal and interest of $25,166, and matures on July 7, 2028. The outstanding balance of the note payable to the stockholder is approximately $734,000 and $1,949,000 at December 31, 2021 and 2020, respectively.

Note 5 – Retirement Plan

Employees of the Company who have reached the age of 21 and completed three consecutive months of service may participate in a profit-sharing plan (the Plan). Eligible employees may make contributions to the Plan up to the maximum amount allowed by the Internal Revenue Code. During the years ended December 31, 2021 and 2020, the Company matched 100% of employees’ elective deferral contributions up to 3% of their compensation.. The Company may make additional discretionary contributions to the Plan. During the years ended December 31, 2021 and 2020, the Company made contributions to the Plan of approximately $105,000 and $88,000, respectively.

Note 6 – Related Party Transactions

The Company provides administrative services, including management and accounting, to Celerit Solutions Corporation (Solutions), which is an affiliate through common ownership. Solutions and the Company also share various operational expenses from time to time which are allocated between each of the entities. Additionally, in connection with the PPP Loan, the Company advanced Solutions approximately $198,000 of the PPP loan proceeds received during 2020, which it in turn forgave the allocated portion advanced to Solutions in 2021. The amount due from this affiliate for advances and allocated expenses is approximately $523,000 and $209,000 at December 31, 2021 and 2020, respectively, and is recorded on the consolidated balance sheets as due from affiliates.

The Company has advanced funds to its affiliate, CRE Holdings, LLC, for various business purposes. The amount due from CRE Holdings, LLC is approximately $500 and $812,000 as of December 31, 2021 and 2020, respectively, and is also recorded on the consolidated balance sheets as due from affiliates.

The Company advances funds to the stockholder from time to time, with no set repayment terms. The Company had outstanding advances to the stockholder of approximately $200 and $294,000 at December 31, 2021 and 2020, respectively.

During 2021, the Company and the stockholder agreed to offset certain due from affiliate receivables with the note payable from stockholder. The resulting offset reduced the note payable from stockholder by $1,024,584, with corresponding reductions in amounts due from affiliate and stockholder advances.

Note 7 – Concentrations

Approximately 64% and 67% of revenue earned during the years ended December 31, 2021 and 2020, respectively, was earned from one customer. Additionally, approximately 48% and 65% of the Company’s total accounts receivable at December 31, 2021 and 2020, respectively, was due from the same customer. The Company generally has a three-year term contract with this customer, with penalties for early termination. Subsequent to year end, the Company and its customer terminated the contract and the Company received approximately $3,000,000 to terminate the agreement. Following the termination the Company and the customer negotiated a new contract with a reduced scope from the original agreement.

Note 8 – Contingencies

The Company is party to legal proceedings which occur in the ordinary course of business. Management is unaware of any legal proceedings that are likely to have a material adverse impact on the Company’s financial position, results of operations or liquidity.

Note 9 – Subsequent Events

Subsequent to year end on April 7, 2022, the Stockholder, the Company and Solutions completed and executed a merger agreement with Sollensys Corp., a publicly listed company trading on the OTCQB, to sell the businesses. The purchase price consisted of cash proceeds, common stock issuable by the purchaser, and a seller note payable to the stockholder.

Management has evaluated subsequent events for recognition and disclosure through June 14, 2022, the date the consolidated financial statements were available to be issued.